Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 29, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Complete Production Services, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in this Registration Statement of Complete Production Services, Inc. on Form S-8.
/s/ Grant Thornton LLP
Houston, Texas
May 22, 2008